Exhibit 10.3

PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT, dated as of September 15, 2020 (as it may from time to time be amended and including all exhibits referenced herein, this “Agreement”), is entered into by and between Equity Distribution Acquisition Corp., a Delaware corporation (the “Company”), and Equity Distribution Sponsor LLC, a Delaware limited liability company (the “Sponsor” or the “Purchaser”).

WHEREAS, the Company intends to consummate an initial public offering of the Company’s units (the “Public Offering”), each unit consisting of one share of the Company’s Class A common stock, par value $0.0001 per share (each, a “Class A share”), and one-third of one redeemable warrant;

WHEREAS, each whole warrant entitles the holder to purchase one Class A share at an exercise price of $11.50 per share, as set forth in the Company’s Registration Statement on Form S-l, filed with the U.S. Securities and Exchange Commission (the “SEC”), File Number 333- 248463 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the Purchaser has agreed to purchase an aggregate of 6,133,333 warrants (or 6,853,333 warrants in the aggregate if the over-allotment option in connection with the Public Offering is exercised in full) (the “Private Placement Warrants”), each Private Placement Warrant entitling the holder to purchase one Class A share at an exercise price of $11.50 per Class A share, at a price of $1.50 per warrant.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1. Authorization, Purchase and Sale; Terms of the Private Placement Warrants.

A. Authorization of the Private Placement Warrants. The Company has duly authorized the issuance and sale of the Private Placement Warrants to the Purchaser.

B. Purchase and Sale of the Private Placement Warrants.

(i) On the date of the consummation of the Public Offering or on such earlier time and date as may be mutually agreed by the Purchaser and the Company (the “IPO Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 6,133,333 Private Placement Warrants at a price of $1.50 per warrant for an aggregate purchase price of $9,200,000 (the “Purchase Price”). The Purchaser shall pay the Purchase Price by wire transfer of immediately available funds to the Company, to the trust account, at a financial institution to be chosen by the Company, maintained by Continental Stock Transfer & Trust Company, acting as trustee, in accordance with the Company’s wiring instructions (the “Trust Account”), at least one (1) business day prior to the IPO Closing Date.

On the IPO Closing Date, upon the payment by the Purchaser of the Purchase Price, by wire transfer of immediately available funds to the Company, the Company, at its option, shall deliver a certificate evidencing the Private Placement Warrants purchased by the Purchaser on such date duly registered in the Purchaser’s name to the Purchaser or effect such delivery in book-entry form.

(ii) On the date of any closing of the over-allotment option, if any, in connection with the Public Offering or on such earlier time and date as may be mutually agreed by the Purchaser and the Company (each such date, an “Over-allotment Closing Date,” and each Overallotment Closing Date (if any) and the IPO Closing Date, being sometimes referred to herein as a “Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, up to an aggregate of 720,000 Private Placement Warrants, in the same proportion as the amount of the option that is then so exercised, at a price of $1.50 per warrant for an aggregate purchase price of up to $1,080,000 (if the over-allotment option in connection with the Public Offering is exercised in full) (the “Over-allotment Purchase Price”). Each of the Purchaser shall pay the Over-allotment Purchase Price in accordance with the Company’s wire instruction by wire transfer of immediately available funds to the Trust Account at least one (1) business day prior to such Over-allotment Closing Date. On the Over-allotment Closing Date, following the payment by the Purchaser of the Over-allotment Purchase Price by wire transfer of immediately available funds to the Company, the Company, at its option, shall deliver a certificate evidencing the Private Placement Warrants purchased by the Purchaser on such date duly registered in the Purchaser’s name to the Purchaser, or effect such delivery in book-entry form.

C. Terms of the Private Placement Warrants.

(i) Each Private Placement Warrant shall have the terms set forth in a Warrant Agreement to be entered into by the Company and a warrant agent on the IPO Closing Date, in connection with the Public Offering (the “Warrant Agreement”).

(ii) At the time of, or prior to, the closing of the Public Offering, the Company and the Purchaser shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Private Placement Warrants and the Class A shares underlying the Private Placement Warrants.

Section 2. Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into this Agreement and purchase the Private Placement Warrants, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive each Closing Date) that:

A. Incorporation and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement and the Private Placement Warrants have been duly authorized by the Company as of the IPO Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law). Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Private Placement Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of each Closing Date.

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(ii) The execution and delivery by the Company of this Agreement and the Private Placement Warrants, the issuance and sale of the Private Placement Warrants, the issuance of the Class A shares upon exercise of the Private Placement Warrants and the fulfillment, of and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of each Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the amended and restated certificate of incorporation of the Company or the amended and restated bylaws of the Company (in effect on the date hereof or as may be amended prior to completion of the Public Offering), or any material law, statute, rule or regulation to which the Company is subject, or any agreement, orderjudgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Class A shares issuable upon exercise of the Private Placement Warrants will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Purchaser will have good title to the Private Placement Warrants and the Class A shares issuable upon exercise of such Private Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

D. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

E. Regulation D Qualification. Neither the Company nor, to its actual knowledge, any of its affiliates, members, officers, directors or beneficial shareholders of 20% or more of its outstanding securities, has experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

Section 3. Representations and Warranties of the Purchaser. As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Warrants to the Purchaser, the Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive each Closing Date) that:

A. Organization and Requisite Authority. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

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(ii) The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of each Closing Date (a) conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Purchaser’s equity or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Purchaser’s organizational documents in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering, or any material law, statute, rule or regulation to which the Purchaser is subject, or any agreement, instrument, order, judgment or decree to which the Purchaser is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Investment Representations.

(i) The Purchaser is acquiring the Private Placement Warrants and, upon exercise of the Private Placement Warrants, the Class A shares issuable upon such exercise (collectively, the “Securities”), for the Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D, and the Purchaser has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

(iii) The Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

(iv) The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act.

(v) The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii) The Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company

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nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, the Purchaser understands that the SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial Business Combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Securities despite technical compliance with the requirements of such Rule, and the Securities can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act.

(viii) The Purchaser has such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Purchaser can afford a complete loss of its investments in the Securities.

(ix) The Purchaser understands that the Private Placement Warrants shall bear the legend substantially in the form set forth in the Warrant Agreement.

Section 4. Conditions of the Purchaser’s Obligations. The obligations of the Purchaser to purchase and pay for the Private Placement Warrants are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of such Closing Date as though then made.

B. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing Date.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D. Warrant Agreement and Registration Rights Agreement. The Company shall have entered into the Warrant Agreement, in the form of Exhibit A hereto, and the Registration Rights Agreement, in the form of Exhibit B hereto, in each case on terms satisfactory to the Purchaser.

Section 5. Conditions of the Company’s Obligations. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of such Closing Date as though then made.

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B. Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before such Closing Date.

C. Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Private Placement Warrants hereunder.

D. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

E. Warrant Agreement. The Company shall have entered into the Warrant Agreement with a warrant agent on terms satisfactory to the Company.

Section 6. Termination. This Agreement may be terminated at any time after July 31, 2021 upon the election by either the Company or the Purchaser upon written notice to the other party if the closing of the Public Offering does not occur prior to such date.

Section 7. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive each Closing Date.

Section 8. Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement on Form S-l the Company has filed with the SEC, under the Securities Act.

Section 9. Miscellaneous.

A. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchaser to affiliates thereof.

B. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

D. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

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E. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the laws of another jurisdiction.

F. Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature page follows}

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

EQUITY DISTRIBUTION ACQUISITION CORP.

By:	/s/ Philip Tinkler
Name:	Philip Tinkler
Title:	Chief Financial Officer

PURCHASER:

EQUITY DISTRIBUTION SPONSOR LLC

By:	/s/ Philip Tinkler
Name:	Philip Tinkler
Title:	Chief Financial Officer

Signature page to Private Placement Warrants Purchase Agreement

Exhibit A

Warrant Agreement

WARRANT AGREEMENT

between

EQUITY DISTRIBUTION ACQUISITION CORP.

and

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

Dated , 2020

THIS WARRANT AGREEMENT (this “Agreement”), dated as of , 2020, is by and between Equity Distribution Acquisition Corp., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (in such capacity, the “Warrant Agent”, also referred to herein as the “Transfer Agent”).

WHEREAS, on September 15, 2020, the Company entered into that certain Private Placement Warrants Purchase Agreement, with Equity Distribution Sponsor LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which the Sponsor will purchase an aggregate of 6,133,333 warrants (or 6,853,333 warrants in the aggregate if the Over-allotment Option (as defined below) in connection with the Company’s Offering (as defined below) is exercised in full) simultaneously with the closing of the Offering (and the closing of the Overallotment Option, if applicable), bearing the legend set forth in Exhibit B hereto (the “Private Placement Warrants”) at a purchase price of $1.50 per Private Placement Warrant. Each Private Placement Warrant entitles the holder thereof to purchase one share of Class A common stock (as defined below) at a price of $11.50 per share, subject to adjustment as described herein; and

WHEREAS, in order to finance the Company’s transaction costs in connection with an intended initial merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Company and one or more businesses (a “Business Combination”), the Sponsor or an affiliate of our Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as the Company may require, of which up to $1,500,000 of such loans may be convertible into up to an additional 1,000,000 Private Placement Warrants at a price of $1.50 per Private Placement Warrant; and

WHEREAS, the Company is engaged in an initial public offering (the “Offering”) of units of the Company’s equity securities, each such unit comprised of one share of Class A common stock (as defined below) and one-third of one Public Warrant (as defined below) (the “Units”) and, in connection therewith, has determined to issue and deliver up to 13,800,000 redeemable warrants (including up to 1,800,000 redeemable warrants subject to the Over-allotment Option) to public investors in the Offering (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”). Each whole Warrant entitles the holder thereof to purchase one share of Class A common stock of the Company, par value $0.0001 per share (“Class A common stock”), for $11.50 per share, subject to adjustment as described herein. Only whole Warrants are exercisable. A holder of the Public Warrants will not be able to exercise any fraction of a Warrant; and

WHEREAS, the Company has filed with the Securities and Exchange Commission (the “Commission”) registration statements on Form S-l, File Nos. 333-248463 and 333-             (collectively, the “Registration Statements”) and prospectus (the “Prospectus”), for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of the Units, the Public Warrants and the shares of Class A common stock included in the Units; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent (if a physical certificate is issued), as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2. Warrants.

2.1 Form of Warrant. Each Warrant shall initially be issued in registered form only.

2.2 Effect of Countersignature. If a physical certificate is issued, unless and until countersigned by the Warrant Agent pursuant to this Agreement, a certificated Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3 Registration.

2.3.1 Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”), for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants in book-entry form, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company. Ownership of beneficial interests in the Public Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by institutions that have accounts with The Depository Trust Company (the “Depositary”) (such institution, with respect to a Warrant in its account, a “Participant”).

If the Depositary subsequently ceases to make its book-entry settlement system available for the Public Warrants, the Company may instruct the Warrant Agent regarding making other arrangements for book-entry settlement. In the event that the Public Warrants are not eligible for, or it is no longer necessary to have the Public Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depositary to deliver to the Warrant Agent for cancellation each book-entry Public

Warrant, and the Company shall instruct the Warrant Agent to deliver to the Depositary definitive certificates in physical form evidencing such Warrants (“Definitive Warrant Certificates”) which shall be in the form annexed hereto as Exhibit A.

Physical certificates, if issued, shall be signed by, or bear the facsimile signature of, the President, Chief Financial Officer, or other principal officer of the Company. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.3.2 Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant is registered in the Warrant Register (the “Registered Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on any physical certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

2.4 Detachability of Warrants. The shares of Class A common stock and Public Warrants comprising the Units shall begin separate trading on the 52nd day following the date of the Prospectus or, if such 52nd day is not on a day, other than a Saturday, Sunday or federal holiday, on which banks in New York City are generally open for normal business (a “Business Day”), then on the immediately succeeding Business Day following such date, or earlier (the “Detachment Date”) with the consent of Credit Suisse Securities (USA) LLC, as the representative of the several underwriters, but in no event shall the shares of Class A common stock and the Public Warrants comprising the Units be separately traded until (A) the Company has filed a Current Report on Form 8-K with the Commission containing an audited balance sheet reflecting the receipt by the Company of the gross proceeds of the Offering, including the proceeds then received by the Company from the exercise by the underwriters of their right to purchase additional Units in the Offering (the “Over-allotment Option”), if the Over-allotment Option is exercised prior to the filing of the Form 8-K, and (B) the Company issues a press release and files with the Commission a current report on Form 8-K announcing when such separate trading shall begin.

2.5 Fractional Warrants. The Company shall not issue fractional Warrants other than as part of the Units, each of which is comprised of one share of Class A common stock and one-third of one whole Public Warrant. If, upon the detachment of Public Warrants from the Units or otherwise, a holder of Warrants would be entitled to receive a fractional Warrant, the Company shall round down to the nearest whole number the number of Warrants to be issued to such holder.

2.6 Private Placement Warrants.

2.6.1 The Private Placement Warrants shall be identical to the Public Warrants, except that so long as they are held by the Sponsor or any of its Permitted Transferees (as defined below) the Private Placement Warrants: (i) may be exercised for cash or on a “cashless basis,” pursuant to subsection 3.3.1(c) hereof, (ii) including the shares of Class A common stock issuable upon exercise of the Private Placement Warrants, may not be transferred, assigned or sold until thirty (30) days after the completion by the Company of an initial Business Combination, (iii) shall not be redeemable by the Company pursuant to Section 6.1 hereof and (iv) shall only be redeemable by the Company pursuant to Section 6.2 if the Reference Value (as defined below) is less than $18.00 per share (subject to adjustment in compliance with Section 4 hereof); provided, however, that in the case of clause (ii), the Private Placement Warrants and any shares of Class A common stock held by the Sponsor or any of its Permitted Transferees that are issued upon exercise of the Private Placement Warrants may be transferred by the holders thereof:

(a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Sponsor or its affiliates, any affiliates of the Sponsor or any employees of such affiliates;

(b) in the case of an individual, by gift to a member of the individual’s immediate family, or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, or an affiliate of such person, or to a charitable organization;

(c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual;

(d) in the case of an individual, pursuant to a qualified domestic relations order;

(e) by private sales or transfers made in connection with the consummation of the Company ’ s Business Combination at prices no greater than the price at which the securities, were originally purchased;

(f) by virtue of the applicable organizational documents of the Sponsor upon dissolution of such Sponsor;

(g) as a distributions to members of the Sponsor;

(h) by virtue of the laws of the State of Delaware or either of the Sponsor’s organizational documents upon liquidation or dissolution of our Sponsor;

(i) to the Company for no value for cancellation in connection with the completion of its initial Business Combination;

(j) in the event of the Company’s liquidation prior to the Company’s completion of its initial Business Combination; or

(k) in the event of the Company’s completion of a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their shares of Class A common stock for cash, securities or other property subsequent to the completion of the Company’s initial Business Combination; provided, however, that in each case (except for clauses (i), (j) or (k) or with the prior written consent of the Company) prior to such registration for transfer, the Warrant Agent shall be presented with written documentation pursuant to which each permitted transferee (the “Permitted Transferees”) must enter into a written agreement with the Company agreeing to be bound by these transfer restrictions.

3. Terms and Exercise of Warrants.

3.1 Warrant Price. Each whole Warrant shall entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Agreement, to purchase from the Company the number of shares of Class A common stock stated therein, at the price of $11.50 per share, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term “Warrant Price” as used in this Agreement shall mean the price per share (including in cash or by payment of Warrants pursuant to a “cashless exercise,” to the extent permitted hereunder) described in the prior sentence at which shares of Class A common stock may be purchased at the time a Warrant is exercised. The Company in its sole discretion may lower the Warrant Price (including by allowing “cashless exercise”) at any time prior to the Expiration Date (as defined below) for a period of not less than twenty (20) Business Days, provided that the Company shall provide at least three (3) days prior written notice of such reduction to Registered Holders of the Warrants and, provided further that any such reduction shall be identical among all of the Warrants.

3.2 Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) (A) commencing on the later of: (i) the date that is thirty (30) days after the first date on which the Company completes a Business Combination, and (ii) the date that is twelve (12) months from the date of the closing of the Offering, and (B) terminating at the earliest to occur of (x) 5:00 p.m., New York City time on the date that is five (5) years after the date on which the Company completes its initial Business Combination, (y) the liquidation of the Company in accordance with the Company’s amended and restated certificate of incorporation, as amended from time to time, if the Company fails to complete a Business Combination, and (z) other than with respect to the Private Placement Warrants, or their Permitted Transferees with respect to a redemption pursuant to Section 6.1 hereof or, if the Reference Value equals or exceeds $18.00 per share (subject to adjustment in compliance with Section 4 hereof), Section 6.2 hereof, 5:00 p.m., New York City time on the Redemption Date (as defined below) as provided in Section 6.3 hereof (the “Expiration Date”); provided, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below, with respect to an effective registration statement or a valid exemption therefrom being available. Except with respect to the right to receive the Redemption Price (as defined below) (other than with respect to a Private Placement Warrant then held by the Sponsor or its Permitted Transferees in connection with a redemption pursuant to Section 6.1 hereof or, if the Reference Value equals or exceeds $18.00 per share (subject to adjustment in compliance with Section 4 hereof), Section 6.2 hereof) in the event of a redemption (as set forth in Section 6 hereof), each Warrant (other than a Private Placement Warrant then held by the Sponsor or its Permitted Transferees in the event of a redemption pursuant to Section 6.1 hereof or, if the Reference Value equals or exceeds $18.00 per share (subject to adjustment in compliance with Section 4 hereof), Section 6.2 hereof) not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m. New York City time on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided that the Company shall provide at least twenty (20) days prior written notice of any such extension to Registered Holders of the Warrants and, provided further that any such extension shall be identical in duration among all the Warrants.

3.3 Exercise of Warrants.

3.3.1 Payment. Subject to the provisions of the Warrant and this Agreement, a Warrant may be exercised by the Registered Holder thereof by delivering to the Warrant Agent at its corporate trust department (i) the Definitive Warrant Certificate evidencing the Warrants to be exercised, or, in the case of a Warrant represented by a book-entry, the Warrants to be exercised (the “Book-Entry Warrants”) on the records of the Depositary to an account of the Warrant Agent at the Depositary designated for such purposes in writing by the Warrant Agent to the Depositary from time to time, (ii) an election to purchase (“Election to Purchase”) any share of Class A common stock pursuant to the exercise of a Warrant, properly completed and executed by the Registered Holder on the reverse of the Definitive Warrant Certificate or, in the case of a Book-Entry Warrant, properly delivered by the Participant in accordance with the Depositary’s procedures, and (iii) the payment in full of the Warrant Price for each share of Class A common stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the shares of Class A common stock and the issuance of such shares of Class A common stock, as follows:

(a) in lawful money of the United States, in good certified check or good bank draft payable to the order of the Warrant Agent;

(b) [Reserved];

(c) with respect to any Private Placement Warrant, so long as such Private Placement Warrant is held by the Sponsor or a Permitted Transferee, by surrendering the Warrants for that number of shares of Class A common stock equal to (i) if in connection with a redemption of Private Placement Warrants pursuant to Section 6.2 hereof, as provided in Section 6.2 hereof with respect to a Make-Whole Exercise and (ii) in all other scenarios the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Warrants, multiplied by the excess of the “Sponsor Exercise Fair Market Value” (as defined in this subsection 3.3.1(c)) less the Warrant Price by (y) the Sponsor Exercise Fair Market Value. Solely for purposes of this subsection 3.3.1(c), the “Sponsor Fair Market Value” shall mean the average last reported sale price of the shares of Class A common stock for the ten (10) trading days ending on the third (3rd) trading day prior to the date on which notice of exercise of the Private Placement Warrant is sent to the Warrant Agent;

(d) on a cashless basis, as provided in Section 6.2 hereof with respect to a Make-Whole Exercise; or

(e) on a cashless basis, as provided in Section 7.4 hereof.

3.3.2 Issuance of Shares of Class A Common Stock on Exercise. As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the

Warrant Price (if payment is pursuant to subsection 3.3.1(a)), the Company shall issue to the Registered Holder of such Warrant a book-entry position or certificate, as applicable, for the number of shares of Class A common stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it on the register of members of the Company, and if such Warrant shall not have been exercised in full, a new book-entry position or countersigned Warrant, as applicable, for the number of shares as to which such Warrant shall not have been exercised. Notwithstanding the foregoing, the Company shall not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a Warrant and shall have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company’s satisfying its obligations under Section 7.4 or a valid exemption from registration is available. No Warrant shall be exercisable and the Company shall not be obligated to issue shares of Class A common stock upon exercise of a Warrant unless the shares of Class A common stock issuable upon such Warrant exercise have been registered, qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the Registered Holder of the Warrants. Subject to Section 4.6 of this Agreement, a Registered Holder of Warrants may exercise its Warrants only for a whole number of shares of Class A common stock. The Company may require holders of Public Warrants to settle the Warrant on a “cashless basis” pursuant to Section 7.4. If, by reason of any exercise of Warrants on a “cashless basis”, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share of Class A common stock, the Company shall round down to the nearest whole number, the number of shares of Class A common stock to be issued to such holder.

3.3.3 Valid Issuance. All shares of Class A common stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and nonassessable.

3.3.4 Date of Issuance. Each person in whose name any book-entry position or certificate, as applicable, for shares of Class A common stock is issued and who is registered in the register of members of the Company shall for all purposes be deemed to have become the holder of record of such shares of Class A common stock on the date on which the Warrant, or book-entry position representing such Warrant, was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate in the case of a certificated Warrant, except that, if the date of such surrender and payment is a date when the register of members of the Company or book-entry system of the Warrant Agent are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books or book-entry system are open.

3.3.5 Maximum Percentage. A holder of a Warrant may notify the Company in writing in the event it elects to be subject to the provisions contained in this subsection 3.3.5; however, no holder of a Warrant shall be subject to this subsection 3.3.5 unless he, she or it makes such election. If the election is made by a holder, the Warrant Agent shall not effect the exercise of the holder’s Warrant, and such holder shall not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) (the “Maximum Percentage”) of the shares of Class A common stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Class A common stock beneficially owned by such person and its affiliates shall include the number of shares of Class A common stock issuable upon exercise of the Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Class A common stock that would be issuable upon (x) exercise of the remaining, unexercised portion of the Warrant beneficially owned by such person and its affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such person and its affiliates (including, without limitation, any convertible notes or convertible preferred shares or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of the Warrant, in determining the number of outstanding shares of Class A common stock, the holder may rely on the number of outstanding shares of Class A common stock as reflected in (1) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Commission as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or Continental Stock Transfer &Trust Company, as transfer agent (in such capacity, the “Transfer Agent”), setting forth the number of shares of Class A common stock outstanding. For any reason at any time, upon the written request of the holder of the Warrant, the Company shall, within two (2) Business Days, confirm orally and in writing to such holder the number of shares of Class A common stock then outstanding. In any case, the number of issued and outstanding shares of Class A common stock shall be determined after giving effect to the conversion or exercise of equity securities of the Company by the holder and its affiliates since the date as of which such number of issued and outstanding shares of Class A common stock was reported. By written notice to the Company, the holder of a Warrant may from time to time increase or decrease the Maximum Percentage applicable to such holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

4. Adjustments.

4.1 Share Capitalizations.

4.1.1 Sub-Divisions. If after the date hereof, and subj ect to the provisions of Section 4.6 below, the number of issued and outstanding shares of Class A common stock is increased by a capitalization or share dividend of shares of Class A common stock, or by a subdivision of shares of Class A common stock or other similar event, then, on the effective date of such share capitalization, sub-division or similar event, the number of shares of Class A common stock issuable on exercise of each Warrant shall be increased in proportion to such increase in the issued and outstanding shares of Class A common stock. A rights offering to holders of shares of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the “Historical Fair Market Value” (as defined below) shall be deemed a capitalization of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for the shares of Class A common stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the Historical Fair Market Value. For purposes of this subsection 4.1.1, (i) if the rights offering is for securities convertible into or exercisable for shares of Class A common stock, in determining the price payable for shares of Class A common stock, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “Historical Fair Market Value” means the volume weighted average price of the shares of Class A common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights. No shares of Class A common stock shall be issued at less than their par value.

4.1.2 Extraordinary Dividends. If the Company, at any time while the Warrants are outstanding and unexpired, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of shares of Class A common stock on account of such shares of Class A common stock (or other shares into which the Warrants are convertible), other than (a) as described in subsection 4.1.1 above, (b) Ordinary Cash Dividends (as defined below), (c) to satisfy the redemption rights of the holders of the shares of Class A common stock in connection with a proposed initial Business Combination, (d) to satisfy the redemption rights of the holders of the shares of Class A common stock in connection with a shareholder vote to amend the Company’s amended and restated certificate of incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Company’s public shares if the Company does not complete its initial Business Combination within the time period required by the Company’s amended and restated certificate of incorporation, as amended from time to time, or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity, (e) as a result of the repurchase of shares of Class A common stock by the Company if a proposed initial Business Combination is presented to the shareholders of the Company for approval or (f) in connection with the redemption of public shares upon the failure of the Company to complete its initial Business Combination and any subsequent distribution of its assets upon its liquidation (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Company’s board of directors (the “Board”), in good faith) of any securities or other assets paid on each share of Class A common stock in respect of such Extraordinary Dividend. For purposes of this subsection 4.1.2. “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share basis, with the per share amounts of all other cash dividends and cash distributions paid on the shares of Class A common stock during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in other subsections of this Section 4 and excluding cash dividends or cash distributions that resulted in an adjustment to the Warrant Price or to the number of shares of Class A common stock issuable on exercise of each Warrant) to the extent it does not exceed $0.50 (being 5% of the offering price of the Units in the Offering).

4.2 Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 4.6 hereof, the number of issued and outstanding shares of Class A common stock is decreased by a consolidation, combination, reverse share split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in issued and outstanding shares of Class A common stock.

4.3 Adjustments in Exercise Price. Whenever the number of shares of Class A common stock purchasable upon the exercise of the Warrants is adjusted, as provided in subsection 4.1.1 or Section 4.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Class A common stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Class A common stock so purchasable immediately thereafter.

4.4 Raising of the Capital in Connection with the Initial Business Combination. If (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Board and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Class B common stock of the Company, par value $0.0001 per share (the “Class B common stock”), held by the Sponsor or such affiliates, as applicable, prior to such issuance (the “Newly Issued Price”)), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the completion of the Company’s initial Business Combination (net of redemptions), and (z) the volume-weighted average trading price of shares of Class A common stock during the twenty (20) trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the Warrant Price will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices described in Section 6.2 and Section 6.1, respectively, will be adjusted (to the nearest cent) to be equal to 100% and 180%, respectively, of the higher of the Market Value and the Newly Issued Price.

4.5 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the issued and outstanding shares of Class A common stock (other than a change under Section 4.1 or Section 4.2 hereof or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the issued and outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Class A common stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised his, her or its Warrant(s) immediately prior to such event (the “Alternative Issuance”); provided, however, that (i) if the holders of the shares of Class A common stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the shares of Class A common stock in such consolidation or merger that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the shares of Class A common stock (other than a tender, exchange or redemption offer made by the Company in connection with redemption rights held by shareholders of the Company as provided for in the Company’s amended and restated certificate of incorporation or as a result of the repurchase of shares of Class A common stock by the Company if a proposed initial Business Combination is presented to the shareholders of the Company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13 d-5(b)(l) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of Class A common stock, the holder of a Warrant shall be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of Class A common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 4; provided further that if less than 70% of the consideration receivable by the holders of the shares of Class A common stock in the applicable event is payable in the form of shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the Registered Holder properly exercises the Warrant within thirty (30) days following the public disclosure of the consummation of such applicable event by the Company pursuant to a Current Report on Form 8-K filed with the Commission, the Warrant Price shall be reduced by an amount (in dollars) equal to the difference of (i) the Warrant Price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) (but in no event less than zero) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of a Warrant immediately prior to the consummation of the applicable event based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets (assuming zero dividends) (“Bloomberg”). For purposes of calculating such amount, (i) Section 6 of this Agreement shall be taken into account, (ii) the price of each share of Class A common stock shall be the volume weighted average price of the shares of Class A common stock as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event, (iii) the assumed volatility shall be the 90 day volatility obtained from the HVT function on Bloomberg determined as of the trading day immediately prior to the day of the announcement of the applicable event and (iv) the assumed risk-free interest rate shall correspond to the U.S. Treasury rate for a period equal to the remaining term of the Warrant. “Per Share Consideration” means (i) if the consideration paid to holders of the shares of Class A common stock consists exclusively of cash, the amount of such cash per share of Class A common stock, and (ii) in all other cases, the volume weighted average price of the shares of Class A common stock as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event. If any reclassification or reorganization also results in a change in shares of Class A common stock covered by subsection 4.1.1, then such adjustment shall be made pursuant to subsection 4.1.1 or Sections 4.2, 4.3 and this Section 4.4. The provisions of this Section 4.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers. In no event will the Warrant Price be reduced to less than the par value per share issuable upon exercise of such Warrant.

4.6 Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3, 4.4 or 4.5, the Company shall give written notice of the occurrence of such event to each holder of a Warrant, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.7 No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares upon the exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number the number of shares of Class A common stock to be issued to such holder.

4.8 Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement; provided, however, that the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

4.9 Other Events. In case any event shall occur affecting the Company as to which none of the provisions of the preceding subsections of this Section 4 are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (i) avoid an adverse impact on the Warrants and (ii) effectuate the intent and purpose of this Section 4, then, in each such case, the Company shall appoint a firm of independent registered public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by the Warrants is necessary to effectuate the intent and purpose of this Section 4 and, if they determine that an adjustment is necessary, the terms of such adjustment; provided, however, that under no circumstances shall the Warrants be adjusted pursuant to this Section 4.9 as a result of any issuance of securities in connection with a Business Combination. The Company shall adjust the terms of the Warrants in a manner that is consistent with any adjustment recommended in such opinion.

4.10 No Adjustment. For the avoidance of doubt, no adjustment shall be made to the terms of the Warrants solely as a result of an adjustment to the conversion ratio of the Class B common stock into shares of Class A common stock or the conversion of the Class B common stock into shares of Class A common stock, in each case, pursuant to the Company’s amended and restated certificate of incorporation, as amended from time to time.

5. Transfer and Exchange of Warrants.

5.1 Registration of Transfer. The Warrant Agent shall regi ster the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. In the case of certificated Warrants, the Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

5.2 Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that except as otherwise provided herein or with respect to any Book-Entry Warrant, each Book-Entry Warrant may be transferred only in whole and only to the Depositary, to another nominee of the Depositary, to a successor depository, or to a nominee of a successor depository; provided further, however that in the event that a Warrant surrendered for transfer bears a restrictive legend (as in the case of the Private Placement Warrants), the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange thereof until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

5.3 Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which shall result in the issuance of a warrant certificate or book-entry position for a fraction of a warrant, except as part of the Units.

5.4 Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

5.5 Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, shall supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

5.6 Transfer of Warrants. Prior to the Detachment Date, the Public Warrants may be transferred or exchanged only together with the Unit in which such Warrant is included, and only for the purpose of effecting, or in conjunction with, a transfer or exchange of such Unit. Furthermore, each transfer of a Unit on the register relating to such Units shall operate also to transfer the Warrants included in such Unit. Notwithstanding the foregoing, the provisions of this Section 5.6 shall have no effect on any transfer of Warrants on and after the Detachment Date.

6. Redemption.

6.1 Redemption of Warrants When the Price per Share of Class A Common Stock Equals or Exceeds $18,00. Subject to Section 6.5 hereof, not less than all of the outstanding Warrants may be redeemed, at the option of the Company, at any time during the Exercise Period, at the office of the Warrant Agent, upon notice to the Registered Holders of the Warrants, as described in Section 6.3 below, at a Redemption Price of $0.01 per Warrant, provided that (a) the Reference Value (as defined below) equals or exceeds $18.00 per share (subject to adjustment in compliance with Section 4 hereof) and (b) there is an effective registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the Warrants, and a current prospectus relating thereto, available throughout the 30-day Redemption Period (as defined in Section 6.3 below).

6.2 Redemption of Warrants When the Price per Share of Our Class A Common Stock Equals or Exceeds $10,00. Subject to Section 6.5 hereof, not less than all of the outstanding Warrants may be redeemed, at the option of the Company, at any time during the Exercise Period, at the office of the Warrant Agent, upon notice to the Registered Holders of the Warrants, as described in Section 6.3 below, at a Redemption Price of $0.10 per Warrant, provided that (i) the Reference Value equals or exceeds $10.00 per share (subject to adjustment in compliance with Section 4 hereof) and (ii) if the Reference Value is less than $18.00 per share (subject to adjustment in compliance with Section 4 hereof), the Private Placement Warrants are also concurrently called for redemption on the same terms as the outstanding Public Warrants. During the 30-day Redemption Period in connection with a redemption pursuant to this Section 6.2, Registered Holders of the Warrants may elect to exercise their Warrants on a “cashless basis” pursuant to subsection 3.3.1 and receive a number of shares of Class A common stock determined by reference to the table below, based on the Redemption Date (calculated for purposes of the table as the period to expiration of the Warrants) and the “Redemption Fair Market Value” (as such term is defined in this Section 6.2) (a “Make-Whole Exercise”). Solely for purposes of this Section 6.2, the “Redemption Fair Market Value” shall mean the volume weighted average price of the shares of Class A common stock for the ten (10) trading days immediately following the date on which notice of redemption pursuant to this Section 6.2 is sent to the Registered Holders. In connection with any redemption pursuant to this Section 6.2, the Company shall provide the Registered Holders with the Redemption Fair Market Value no later than one (1) Business Day after the ten (10) trading day period described above ends.

	Fair Market Value of Our Class A Common stock
Redemption Date (period to expiration of warrants)	<$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	>$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact Redemption Fair Market Value and Redemption Date may not be set forth in the table above, in which case, if the Redemption Fair Market Value is between two values in the table or the Redemption Date is between two redemption dates in the table, the number of shares of Class A common stock to be issued for each Warrant exercised in a Make-Whole Exercise will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower Redemption Fair Market Values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable.

The share prices set forth in the column headings of the table above shall be adjusted as of any date on which the number of shares issuable upon exercise of a Warrant or the Warrant Price is adjusted pursuant to Section 4 hereof. In the event of a Warrant Price adjustment pursuant to Section 4.3, the adjusted share prices in the column headings shall equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Warrant Price after such adjustment and the denominator of which is the Warrant Price immediately prior to such adjustment. In such an event, the number of shares in the table above shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Warrant as so adjusted. If the Warrant Price is adjusted pursuant to Section 4.4, the adjusted share prices set forth in the column headings of the table above shall be multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price and the denominator of which is $10.00. In no event will the number of shares issued in connection with a Make-Whole Exercise exceed 0.361 shares of Class A common stock per Warrant (subject to adjustment).

6.3 Date Fixed for, and Notice of. Redemption; Redemption Price; Reference Value. In the event that the Company elects to redeem the Warrants pursuant to Sections 6.1 or 6.2, the Company shall fix a date for the redemption (the “Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than thirty (30) days prior to the Redemption Date (the “30-day Redemption Period”) to the Registered Holders of the Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Registered Holder received such notice. As used in this Agreement, (a) “Redemption Price” shall mean the price per Warrant at which any Warrants are redeemed pursuant to Sections 6.1 or 6.2 and (b) “Reference Value” shall mean the last reported sales price of the shares of Class A common stock for any twenty (20) trading days within the thirty (30) trading-day period ending on the third trading day prior to the date on which notice of the redemption is given.

6.4 Exercise After Notice of Redemption. The Warrants may be exercised, for cash (or on a “cashless basis” in accordance with Section 6.2 of this Agreement) at any time after notice of redemption shall have been given by the Company pursuant to Section 6.3 hereof and prior to the Redemption Date. On and after the Redemption Date, the record holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Redemption Price.

6.5 Exclusion of Private Placement Warrants. The Company agrees that (a) the redemption rights provided in Section 6.1 hereof shall not apply to the Private Placement Warrants if at the time of the redemption such Private Placement Warrants continue to be held by the Sponsor or its Permitted Transferees and (b) if the Reference Value equals or exceeds $18.00 per share (subject to adjustment in compliance with Section 4 hereof), the redemption rights provided in Section 6.2 hereof shall not apply to the Private Placement Warrants if at the time of the redemption such Private Placement Warrants continue to be held by the Sponsor or its Permitted Transferees. However, once such Private Placement Warrants are transferred (other than to Permitted Transferees in accordance with Section 2.6 hereof), the Company may redeem the Private Placement Warrants pursuant to Section 6.1 or 6.2 hereof, provided that the criteria for redemption are met, including the opportunity of the holder of such Private Placement Warrants to exercise the Private Placement Warrants prior to redemption pursuant to Section 6.4 hereof. Private Placement Warrants that are transferred to persons other than Permitted Transferees shall upon such transfer cease to be Private Placement Warrants and shall become Public Warrants under this Agreement, including for purposes of Section 9.8 hereof.

7. Other Provisions Relating to Rights of Holders of Warrants.

7.1 No Rights as Shareholder. A Warrant does not entitle the Registered Holder thereof to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

7.2 Lost Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

7.3 Reservation of Shares of Class A Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Class A common stock that shall be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

7.4 Registration of Shares of Class A Common Stock; Cashless Exercise at Company’s Option.

7.4.1 Registration of the Shares of Class A Common Stock. The Company agrees that as soon as practicable, but in no event later than twenty (20) Business Days after the closing of its initial Business Combination, it shall use its commercially reasonable efforts to file with the Commission a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Warrants. The Company shall use its commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the Warrants in accordance with the provisions of this Agreement. If any such registration statement has not been declared effective by the sixtieth (60th) Business Day following the closing of the Business Combination, holders of the Warrants shall have the right, during the period beginning on the sixty-first (61st) Business Day after the closing of the Business Combination and ending upon such registration statement being declared effective by the Commission, and during any other period when the Company shall fail to have maintained an effective registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the Warrants, to exercise such Warrants on a “cashless basis,” pursuant to subsection 3.3.1, by exchanging the Warrants (in accordance with Section 3(a)(9) of the Securities Act or another exemption) for that number of shares of Class A common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Warrants, multiplied by the excess of the “Fair Market Value” (as defined below) less the Warrant Price by (y) the Fair Market Value and (B) 0.361. Solely for purposes of this subsection 7.4.1, “Fair Market Value” shall mean the volume-weighted average price of the shares of Class A common stock as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the Warrant Agent from the holder of such Warrants or its securities broker or intermediary. The date that notice of “cashless exercise” is received by the Warrant Agent shall be conclusively determined by the Warrant Agent. In connection with the “cashless exercise” of a Public Warrant, the Company shall, upon request, provide the Warrant Agent with an opinion of counsel for the Company (which shall be an outside law firm with securities law experience) stating that (i) the exercise of the Warrants on a “cashless basis” in accordance with this subsection 7.4.1 is not required to be registered under the Securities Act and (ii) the shares of Class A common stock issued upon such exercise shall be freely tradable under United States federal securities laws by anyone who is not an affiliate (as such term is defined in Rule 144 under the Securities Act) of the Company and, accordingly, shall not be required to bear a restrictive legend. Except as provided in subsection 7.4.2, for the avoidance of doubt, unless and until all of the Warrants have been exercised or have expired, the Company shall continue to be obligated to comply with its registration obligations under the first three sentences of this subsection 7.4.1.

7.4.2 Cashless Exercise at Company’s Option. If the shares of Class A common stock are at the time of any exercise of a Public Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, (i) require holders of Public Warrants who exercise Public Warrants to exercise such Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act as described in subsection 7.4.1 and (ii) in the event the Company so elects, the Company shall (x) not be required to file or maintain in effect a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Warrants, notwithstanding anything in this Agreement to the contrary, and (y) use its commercially reasonable efforts to register or qualify for sale the shares of Class A common stock issuable upon exercise of the Public Warrant under applicable blue sky laws of the state of the residence of the holder to the extent an exemption is not available.

8. Concerning the Warrant Agent and Other Matters.

8.1 Payment of Taxes. The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Class A common stock upon the exercise of the Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

8.2 Resignation, Consolidation, or Merger of Warrant Agent.

8.2.1 Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of a Warrant (who shall, with such notice, submit his, her or its Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

8.2.2 Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the Transfer Agent for the shares of Class A common stock not later than the effective date of any such appointment.

8.2.3 Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

8.3 Fees and Expenses of Warrant Agent.

8.3.1 Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and shall, pursuant to its obligations under this Agreement, reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

8.3.2 Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

8.4 Liability of Warrant Agent.

8.4.1 Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the President or Chief Financial Officer of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

8.4.2 Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct, fraud or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, out- of-pocket costs and reasonable outside counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct, fraud or bad faith.

8.4.3 Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof). The Warrant Agent shall not be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant. The Warrant Agent shall not be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Class A common stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Class A common stock shall, when issued, be valid and fully paid and nonassessable.

8.5 Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all monies received by the Warrant Agent for the purchase of shares of Class A common stock through the exercise of the Warrants.

8.6 Waiver. The Warrant Agent has no right of set-off or any other right, title, interest or claim of any kind (“Claim”) in, or to any distribution of, the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and Continental Stock Transfer & Trust Company as trustee thereunder) and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever. The Warrant Agent hereby waives any and all Claims against the Trust Account and any and all rights to seek access to the Trust Account.

9. Miscellaneous Provisions.

9.1 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

9.2 Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Equity Distribution Acquisition Corp.

Two North Riverside Plaza, Suite 600

Chicago, IL 60606

Attention: Philip Tinkler, Chief Financial Officer

email: PTinkler@egii.com

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, NY 10004

Attention: Compliance Department

9.3 Applicable Law. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction. The Company hereby waives any objection to such jurisdiction and that such courts represent an inconvenient forum.

9.4 Persons Having Rights under this Agreement. Nothing in this Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders of the Warrants any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Warrants.

9.5 Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the Registered Holder of any Warrant. The Warrant Agent may require any such holder to submit such holder’s Warrant for inspection by the Warrant Agent.

9.6 Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

9.7 Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

9.8 Amendments. This Agreement may be amended by the parties hereto without the consent of any Registered Holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders. All other modifications or amendments, including any amendment to increase the Warrant Price or shorten the Exercise Period and any amendment to the terms of only the Private Placement Warrants, shall require the vote or written consent of the Registered Holders of 65% of the then outstanding Public Warrants. Notwithstanding the foregoing, the Company may lower the Warrant Price or extend the duration of the Exercise Period pursuant to Sections 3.1 and 3.2, respectively, without the consent of the Registered Holders.

9.9 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Exhibit A Form of Warrant Certificate

Exhibit B Legend — Private Placement Warrants

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

EQUITY DISTRIBUTION ACQUISITION CORP.

By:
Name:	Philip Tinkler
Title:	Chief Financial Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY,
as Warrant Agent

By:
Name:	Francis Wolf
Title:	Vice President

[Signature Page to Warrant Agreement]

EXHIBIT A

Form of Warrant Certificate

[FACE]

Number

Warrants

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO

THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR

IN THE WARRANT AGREEMENT DESCRIBED BELOW

EQUITY DISTRIBUTION ACQUISITION CORP.

Incorporated Under the Laws of the State of Delaware

CUSIP

Warrant Certificate

This Warrant Certificate certifies that                     , or registered assigns, is the registered holder of warrant(s) evidenced hereby (the “Warrants” and each, a “Warrant”) to purchase shares of Class A common stock, $0.0001 par value (the “Class A common stock”), of Equity Distribution Acquisition Corp., a Delaware corporation (the “Company”). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and non-assessable shares of Class A common stock as set forth below, at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement, payable in lawful money (or through “cashless exercise” as provided for in the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each whole Warrant is initially exercisable for one fully paid and non-assessable share of Class A common stock. No fractional shares will be issued upon exercise of any Warrant. If, upon the exercise of Warrants, a holder would be entitled to receive a fractional interest in a share of Class A common stock, the Company will, upon exercise, round down to the nearest whole number the number of shares of Class A common stock to be issued to the Warrant holder. The number of shares of Class A common stock issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

The initial Exercise Price per one share of Class A common stock for any Warrant is equal to $11.50 per share. The Exercise Price is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void. The Warrants may be redeemed, subject to certain conditions, as set forth in the Warrant Agreement.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

EQUITY DISTRIBUTION ACQUISITION CORP.

By:
Name:
Title:	Authorized Signatory

CONTINENTAL STOCK TRANSFER & TRUST COMPANY,
as Warrant Agent

By:
Name:
Title:

25

[Form of Warrant Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of Class A common stock and are issued or to be issued pursuant to a Warrant Agreement dated as of                     , 2020 (the “Warrant Agreement”), duly executed and delivered by the Company to Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder, respectively) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of Election to Purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement (or through “cashless exercise” as provided for in the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the issuance of the shares of Class A common stock to be issued upon exercise is effective under the Securities Act and (ii) a prospectus thereunder relating to the shares of Class A common stock is current, except through “cashless exercise” as provided for in the Warrant Agreement.

The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Class A common stock issuable upon exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in a share of Class A common stock, the Company shall, upon exercise, round down to the nearest whole number of shares of Class A common stock to be issued to the holder of the Warrant.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a shareholder of the Company.

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Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive shares of Class A common stock and herewith tenders payment for such shares of Class A common stock to the order of Equity Distribution Acquisition Corp, (the “Company”) in the amount of $ in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Class A common stock be registered in the name of                     , whose address is                      and that such shares of Class A common stock be delivered to whose address is                     . If said number of shares of Class A common stock is less than all of the shares of Class A common stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Class A common stock be registered in the name of whose address is                      and that such Warrant Certificate be delivered to                     , whose address is

In the event that the Warrant has been called for redemption by the Company pursuant to Section 6.2 of the Warrant Agreement and a holder thereof elects to exercise its Warrant pursuant to a Make-Whole Exercise, the number of shares of Class A common stock that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(c) or Section 6.2 of the Warrant Agreement, as applicable.

In the event that the Warrant is a Private Placement Warrant that is to be exercised on a “cashless” basis pursuant to subsection 3.3.1(c) of the Warrant Agreement, the number of shares of Class A common stock that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(c) of the Warrant Agreement.

In the event that the Warrant is to be exercised on a “cashless” basis pursuant to Section 7.4 of the Warrant Agreement, the number of shares of Class A common stock that this Warrant is exercisable for shall be determined in accordance with Section 7.4 of the Warrant Agreement.

In the event that the Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise (i) the number of shares of Class A common stock that this Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive shares of Class A common stock. If said number of shares is less than all of the shares of Class A common stock purchasable hereunder (after giving effect to the cashless exercise                     ), the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Class A common stock be registered in the name of                     , whose address is                      and that such Warrant Certificate be delivered to                     , whose address is

[Signature Page Follows]

Date:                , 20

(Signature)

(Address)

(Tax Identification Number)

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

EXHIBIT B

LEGEND

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, SUBJECT TO ANY ADDITIONAL LIMITATIONS ON TRANSFER DESCRIBED IN THE LETTER AGREEMENT BY AND AMONG EQUITY DISTRIBUTION ACQUISITION CORP. (THE “COMPANY”), EQUITY DISTRIBUTION SPONSOR LLC AND THE OTHER PARTIES THERETO, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED PRIOR TO THE DATE THAT IS THIRTY (30) DAYS AFTER THE DATE UPON WHICH THE COMPANY COMPLETES ITS INITIAL BUSINESS COMBINATION (AS DEFINED IN SECTION 3 OF THE WARRANT AGREEMENT REFERRED TO HEREIN) EXCEPT TO A PERMITTED TRANSFEREE (AS DEFINED IN SECTION 2 OF THE WARRANT AGREEMENT) WHO AGREES IN WRITING WITH THE COMPANY TO BE SUBJECT TO SUCH TRANSFER PROVISIONS.

SECURITIES EVIDENCED BY THIS CERTIFICATE AND CLASS A COMMON STOCK OF THE COMPANY ISSUED UPON EXERCISE OF SUCH SECURITIES SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT TO BE EXECUTED BY THE COMPANY.

NO.	WARRANT

Exhibit B

Registration Rights Agreement

REGISTRATION AND STOCKHOLDER RIGHTS AGREEMENT

THIS REGISTRATION AND STOCKHOLDERS RIGHTS AGREEMENT (this “Agreement”) is entered into as of                     , 2020, by Equity Distribution Acquisition Corp., a Delaware corporation (the “Company”), Equity Distribution Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and the additional undersigned parties listed under Holder on the signature page hereto (each such party, together with the Sponsor and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 6.2 of this Agreement, a “Holder” and collectively the “Holders”).

WHEREAS, the Sponsor owns an aggregate of 10,260,000 shares of the Company’s Class B common stock, par value $0.0001 per share (the “Founder Shares”) of the Company after the transfer by the Sponsor of an aggregate of 90,000 Founder Shares to the other Holders;

WHEREAS, the Founder Shares will automatically convert into shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), at the time of the initial Business Combination on a one-for-one basis, subject to adjustment, on the terms and conditions provided in the Company’s amended and restated certificate of incorporation, as the same may be amended from time to time;

WHEREAS, on September 15, 2020, the Company and the Sponsor entered into that certain Private Placement Warrants Purchase Agreement, pursuant to which the Sponsor agreed to purchase 6,133,333 Private Placement Warrants (or up to 6,853,333 Private Placement Warrants if the over-allotment option in connection with the Company’s initial public offering is exercised in full) in a private placement transaction occurring simultaneously with the closing of the Company’s initial public offering; and

WHEREAS, the Company and the Sponsor desire to enter into this Agreement, pursuant to which the Company shall grant the Sponsor certain registration rights with respect to certain securities of the Company, as set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1 DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Adverse Disclosure” is defined in Section 3.6.

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Board” is defined in Section 3.1.1.

“Business Combination” means the acquisition of direct or indirect ownership through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar type of transaction, of one or more businesses or entities.

“Commission” means the U.S. Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” is defined in the preamble to this Agreement.

“Company” is defined in the preamble to this Agreement.

“Demand Registration” is defined in Section 2.1.1.

“Demanding Holder” is defined in Section 2.1.1.

“Demanding Sponsor” is defined in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form S-3” is defined in Section 2.3.

“Founder Shares” is defined in the preamble to this Agreement and include the shares of Common Stock issuable upon conversion thereof.

“Founder Shares Lock-up Period” means, with respect to the Founder Shares, the period ending on the earliest of (A) one year after the completion of the Company’s initial Business Combination or (B) subsequent to the Business Combination, (x) the date on which the closing price of the shares of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s public stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

“Holders” shall have the meaning given in the preamble.

“Holder Indemnified Party” is defined in Section 4.1.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Insider Letter” shall mean those certain letter agreements, dated as of , 2020, by and among the Company, the Sponsor and each of the Company’s officers, directors and director nominees.

“majority-in-interest of the Demanding Holders” shall mean, if there is a Demanding Sponsor, the Demanding Sponsor and, otherwise, a majority in interest of the Demanding Holders.

“Maximum Number of Shares” is defined in Section 2.1.4.

“Misstatement” is defined in Section 3.1.12.

“Nominee” is defined in Section 5.1.1.

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“Notices” is defined in Section 6.3.

“Permitted Transferees” means a person or entity to whom a Holder is permitted to transfer Registrable Securities prior to the expiration of the Founder Shares Lock-up Period or Private Placement Lock-up Period, as the case may be, under the Insider Letter and any other applicable agreement between such Holder and the Company, and to any transferee thereafter.

“Piggy-Back Registration” is defined in Section 2.2.1.

“Private Placement Lock-up Period” means, with respect to Private Placement Warrants that are held by the Sponsor or its Permitted Transferees, and any of the shares of Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants and that are held by the Sponsor or its Permitted Transferees, the period ending 30 days after the completion of the Company’s initial Business Combination.

“Private Placement Warrants” means the warrants being purchased privately by the Sponsor simultaneously with the consummation of the Company’s initial public offering (including to a certain extent in connection with the consummation of the Underwriters’ overallotment option related thereto).

“Pro Rata” is defined in Section 2.1.4.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a Registration Statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.

“Registrable Securities” mean (i) all of the shares of Common Stock issued or issuable upon the conversion of any Founder Shares, (ii) all of the Private Placement Warrants (and shares of Common Stock issuable upon exercise thereof) and (iii) all of the Working Capital Warrants (and Common Stock issuable upon exercise thereof). Registrable Securities include any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such Registrable Securities. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with and pursuant to such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require Registration under the Securities Act; or (c) such securities shall have ceased to be outstanding.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Sponsor” is defined in the preamble to this Agreement.

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“Sponsor Director” means an individual elected to the Board that has been nominated by the Sponsor pursuant to this Agreement.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Working Capital Warrants” means the warrants held by the Sponsor, the officers or directors of the Company or their respective affiliates which may be issued in repayment of working capital loans made to the Company.

2 REGISTRATION RIGHTS

2.1 Demand Registration.

2.1.1 Request for Registration. At any time and from time to time on or after the date that the Company completes a Business Combination, either Sponsor (the “Demanding Sponsor”) or the Holders of at least a majority in interest of the then issued and outstanding of Registrable Securities (such Demanding Sponsor or Holders, as the case may be, the “Demanding Holders”) may make a written demand for Registration under the Securities Act of all or part of their Registrable Securities (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of Registrable Securities proposed to be included in such Registration and the intended method(s) of distribution thereof. The Company will within 10 days of the Company’s receipt of the Demand Registration notify all Holders of the demand, and each Holder who wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to the Demand Registration (each such Holder including shares of Registrable Securities in such Registration, a “Demanding Holder”) shall so notify the Company within 10 days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.1.4 and the provisos set forth in Section 3.1.1. The Company shall not be obligated to effect more than an aggregate of three (3) Demand Registrations under this Section 2.1.1 in respect of all Registrable Securities.

2.1.2 Effective Registration. A Registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective by the Commission and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five days of such election; provided, further, that the Company shall not be obligated to file a second Registration Statement until the Registration Statement that has been previously filed becomes effective or is subsequently terminated.

2.1.3 Underwritten Offering. If a majority-in-interest of the Demanding Holders so elect and such Holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any Holder to include its Registrable Securities in such

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Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwritten offering by the majority-in-interest of the Demanding Holders initiating the Demand Registration.

2.1.4 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an underwritten offering pursuant to a Demand Registration, in good faith, advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such underwritten offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such underwritten offering, as follows: (i) the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata based on the respective number of shares that each such Demanding Holder has requested be included in such underwritten offering, regardless of the number of shares held by each such Demanding Holder (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Shares; (ii) to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company desires to sell for its own account that can be sold without exceeding the Maximum Number of Shares; and (iii) to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities for the account of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares.

2.1.5 Demand Registration Withdrawal. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwritten offering or are not entitled to include all of their Registrable Securities in any underwritten offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such Registration by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed underwritten offering relating to a Demand Registration, then such Registration shall not count as a Demand Registration provided for in this Section 2.1.

2.2 Piggy-Back Registration.

2.2.1 Piggy-Back Rights. If at any time on or after the date the Company completes a Business Combination the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan,

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(ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the Holders as soon as practicable but in no event less than seven days before the anticipated filing date of such Registration Statement, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the Holders in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such Holders may request in writing within five days following receipt of such notice (such Registration, a “Piggy-Back Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggy-Back Registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested by the Holders pursuant to this Subsection 2.2.1 to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All Holders proposing to distribute their Registrable Securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.2.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the Holders in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with (i) the shares of Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders hereunder, (ii) the Registrable Securities as to which Registration has been requested under this Section 2.2, and (iii) the shares of Common Stock, if any, as to which Registration has been requested pursuant to the written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Shares, then the Company shall include in any such Registration:

(a) If the Registration is undertaken for the Company ’ s account: (A) the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities, if any, comprised of Registrable Securities, as to which Registration has been requested pursuant to the applicable written contractual piggy-back registration rights of such security holders, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (C) to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares; and

(b) If the Registration is a “demand” registration undertaken at the demand of persons or entities other than the Holders: (A) the shares of Common Stock or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), collectively the shares of Common Stock or other securities comprised of Registrable Securities, Pro Rata, as to which Registration has been requested pursuant to the terms hereof, as applicable, that can be sold without exceeding the Maximum Number of Shares; (C) to the extent that the Maximum Number of Shares has not

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been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities that the Company desires to sell for its own account that can be sold without exceeding the Maximum Number of Shares; and (D) to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

2.2.3 Withdrawal. Any Holder may elect to withdraw such Holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggy-Back Registration. The Company (whether on its own determination or as the result of a request for withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggy-Back Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the Holders in connection with such Piggy-Back Registration as provided in Section 3.3.

2.2.4 Unlimited Piggy-Back Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof.

2.3 Registrations on Form S-3. The Holders of at least 50% of the number of Registrable Securities may at any time and from time to time, request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 or any similar shortform Registration Statement which may be available at such time (“Form S-3”); provided, however, that the Company shall not be obligated to effect such request through an underwritten offering. Upon receipt of such written request, the Company will promptly give written notice of the proposed Registration to all other Holders, and each Holder who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in such Registration shall so notify the Company, in writing, within 5 days after the receipt by the Holder of the notice from the Company, and, as soon as practicable thereafter but not more than 10 days after the Company’s initial receipt of such written request for a registration, effect the registration of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities or other securities of the Company, if any, of any other Holder or Holders joining in such request; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3 if: (i) Form S-3 is not available for such offering or the Company is not eligible to use Form S-3; or (ii) the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $20,000,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

2.4 Restrictions on Registration Rights. If (A) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, the Company initiated a Registration and provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.1.1 and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (B) the Holders have requested an underwritten Registration and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (C) in the good faith judgment of the Board such Registration would be seriously

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detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer or Corporate Secretary of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than thirty (30) days; provided, however, that the Company shall not defer its obligation in this manner more than once in any 12-month period.

3 REGISTRATION PROCEDURES

3.1 Filings; Information. Whenever the Company is required to effect a Registration of any Registrable Securities pursuant to Section 2, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Filing Registration Statement. The Company shall, as expeditiously as possible and in any event within 60 days after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its best efforts to cause such Registration Statement to become and remain effective for the period required by Section 3.1.3; provided, however, that the Company shall have the right to defer any Demand Registration for up to 90 days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company (the “Board”), it would be materially detrimental to the Company and its shareholders for such Registration Statement to be effected at such time; provided further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 365-day period in respect of a Demand Registration hereunder.

3.1.2 Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Holders whose Registrable Securities are included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as such Holders or legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders.

3.1.3 Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (which period shall not exceed the sum of one hundred eighty (180) days plus any period during which any such disposition is interfered with by any stop order or injunction of the Commission or any governmental agency or court) or such securities have been withdrawn.

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3.1.4 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two business days after such filing, notify the Holders whose Registrable Securities are included in such Registration Statement of such filing, and shall further notify such Holders promptly and confirm such advice in writing in all events within two business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the Holders whose Registrable Securities are included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the Holders whose Registrable Securities are included in such Registration Statement and to the legal counsel for any such Holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such Holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such Holders or their legal counsel shall reasonably object.

3.1.5 Securities Laws Compliance. Prior to any public offering of Registrable Securities, the Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders whose Registrable Securities are included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities or securities exchanges, including the New York Stock Exchange, as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders whose Registrable Securities are included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or to taxation in any such jurisdiction where it is not then otherwise so subject.

3.1.6 Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the Holders whose Registrable Securities are included in such Registration Statement. No Holder whose Registrable Securities are included in such Registration Statement shall be required to make any

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representations or warranties in the underwriting agreement except, if applicable, with respect to such Holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such Holder’s material agreements and organizational documents, and with respect to written information relating to such Holder that such Holder has furnished in writing expressly for inclusion in such Registration Statement.

3.1.7 Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.8 Records. The Company shall make available for inspection by the Holders whose Registrable Securities are included in such Registration Statement, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any Holder whose Registrable Securities are included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any of them in connection with such Registration Statement.

3.1.9 Opinions and Comfort Letters, (i) The Company shall, on the date the Registrable Securities are delivered for sale pursuant to a Registration, obtain an opinion and negative assurance letter, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders thereof, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as such Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority-in-interest of the participating Holders, (ii) The Company shall obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event that a Registration is an underwritten offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders.

3.1.10 Listing. The Company shall use its best efforts to cause all Registrable Securities included in any Registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the Holders of a majority-in-interest of the Registrable Securities included in such Registration.

3.1.11 Transfer Agent. The Company shall provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of the Registration Statement.

3.1.12 Misstatements. The Company shall notify the Holders at any time when a prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the

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happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or prospectus, or necessary to make the statements therein in the light of the circumstances under which they were made not misleading (a “Misstatement”), and then to correct such Misstatement.

3.1.13 Road Show. If the Registration involves Registrable Securities involving gross proceeds in excess of $50,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” and analyst or investor presentations and such other selling or other informational meetings organized by the Underwriter that may be reasonably requested by the Underwriter in any underwritten offering, with all out-of- pocket costs and expenses incurred by the Company or such officers in connection with such attendance and participation to be paid by the Company.

3.1.14 FINRA. The Company shall cooperate with each Underwriter participating in the disposition of such Registrable Securities and Underwriters’ counsel in connection with any filings required to be made with The Financial Industry Regulatory Authority, Inc., including using commercially reasonable efforts to obtain pre-clearance and pre-approval of the Registration Statement and applicable prospectus upon filing with the Commission.

3.1.15 Certificated Securities. The Company shall, in the case of certificated Registrable Securities, cooperate with the Holders and the managing Underwriters to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from the Holders participating in such offering that the Registrable Securities represented by the certificates so delivered by such Holders will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as such Holders or managing Underwriters may reasonably request at least two business days prior to any sale of such Registrable Securities.

3.1.16 Further Assurances. The Company shall otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.l.4(iv), or, in the case of a resale Registration on Form S-3 pursuant to Section 2.3 hereof, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Board, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each Holder whose Registrable Securities are included in any Registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3 Registration Expenses. The Company shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and any Registration on Form S-3 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration

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Statement becomes effective, including, without limitation: (i) all Registration and filing fees and fees of any securities exchange on which Registrable Securities are then listed; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of the Registrable Securities); (iii) printing, messenger, telephone and delivery expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.10; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the fees and expenses of any special experts retained by the Company in connection with such Registration; and (ix) the fees and expenses of one legal counsel selected by the Holders of a majority-in-interest of the Registrable Securities included in such Registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the Holders thereof, which underwriting discounts or selling commissions shall be borne by such Holders. Additionally, in an underwritten offering, all selling shareholders and the Company shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

3.4 Information. The Holders shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the Registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with federal and applicable state securities laws.

3.5 Requirements for Participation in Underwritten Offerings. No person may participate in any underwritten offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, stock powers, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.6 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure (as defined below) or would require the inclusion in such Registration the statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than 30 days, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its

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rights under this Section 3.6. “Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or prospectus in order for the applicable Registration Statement or prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

3.7 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell the shares of Common Stock held by such Holder without Registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (to the extent such exemptions are applicable to the Company), as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission, including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

4 INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, a “Holder Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration; and the Company shall promptly reimburse the Holder Indemnified Party for any legal and any other expenses reasonably incurred by such Holder Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling Holder expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

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4.2 Indemnification by Holders. Each selling Holder will, in the event that any Registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling Holder, indemnify and hold harmless the Company, each of its directors and officers and each Underwriter (if any), and each other selling Holder and each other person, if any, who controls another selling Holder or such Underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling Holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other selling Holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling Holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling Holder. Each selling Holder shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of

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judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1. The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Holder shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such Holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

4.5 Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling person of such Indemnified Party and shall survive the transfer of securities.

5 STOCKHOLDER RIGHTS

5.1 Director Nomination Rights. Subject to the terms and conditions of this Agreement, at any time and from time to time on or after the date that the Company consummates a Business Combination and for so long as the Sponsor holds any Registrable Securities:

5.1.1 The Sponsor shall have the right, but not the obligation, to designate three individuals to be appointed or nominated, as the case may be, for election to the Board (including any successor, each, a “Nominee”) by giving written notice to the Company on or before the time such information is reasonably requested by the Board or the Nominating Committee of the Board, as applicable, for inclusion in a proxy statement for a meeting of stockholders provided to the Sponsor.

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5.1.2 The Company will, as promptly as practicable, use its best efforts to take all necessary and desirable actions (including, without limitation, calling special meetings of the Board and the stockholders and recommending, supporting and soliciting proxies) so that there are three Sponsor Directors serving on the Board at all times.

5.1.3 The Company shall, to the fullest extent permitted by applicable law, use its best efforts to take all actions necessary to ensure that: (i) each Nominee is included in the Board’s slate of nominees to the stockholders of the Company for each election of directors; and (ii) each Nominee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board.

5.1.4 If a vacancy occurs because of the death, disability, disqualification, resignation, or removal of a Sponsor Director or for any other reason, the Sponsor shall be entitled to designate such person’s successor, and the Company will, as promptly as practicable following such designation, use its best efforts to take all necessary and desirable actions, to the fullest extent permitted by law, within its control such that such vacancy shall be filled with such successor Nominee.

5.1.5 If a Nominee is not elected because of such Nominee’s death, disability, disqualification, withdrawal as a nominee or for any other reason, the Sponsor shall be entitled to designate promptly another Nominee and the Company will take all necessary and desirable actions within its control such that the director position for which such Nominee was nominated shall not be filled pending such designation or the size of the Board shall be increased by one and such vacancy shall be filled with such successor Nominee as promptly as practicable following such designation.

5.1.6 As promptly as reasonably practicable following the request of any Sponsor Director, the Company shall enter into an indemnification agreement with such Sponsor Director, in the form entered into with the other members of the Board. The Company shall pay the reasonable, documented out-of-pocket expenses incurred by the Sponsor Director in connection with his or her services provided to or on behalf of the Company, including attending meetings or events attended explicitly on behalf of the Company at the Company’s request.

5.1.7 The Company shall (i) purchase directors’ and officers’ liability insurance in an amount determined by the Board to be reasonable and customary and (ii) for so long as a Sponsor Director serves as a director of the Company, maintain such coverage with respect to such Sponsor Director; provided that upon removal or resignation of such Sponsor Director for any reason, the Company shall take all actions reasonably necessary to extend such directors’ and officers’ liability insurance coverage for a period of not less than six years from any such event in respect of any act or omission occurring at or prior to such event.

5.1.8 For so long as a Sponsor Director serves as a director of the Company, the Company shall not amend, alter or repeal any right to indemnification or exculpation covering or benefiting any director nominated pursuant to this Agreement as and to the extent consistent with applicable law, whether such right is contained in the Company’s certificate of incorporation or bylaws, each as amended, or another document (except to the extent such amendment or alteration permits the Company to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).

5.1.9 Each Nominee may, but does not need to qualify as “independent” pursuant to listing standards of the New York Stock Exchange (or such other national securities exchange upon which the Company’s securities are then listed).

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5.1.10 Any Nominee will be subject to the Company’s customary due diligence process, including its review of a completed questionnaire and a background check. Based on the foregoing, the Company may object to any Nominee provided (a) it does so in good faith, and (b) such objection is based upon any of the following: (i) such Nominee was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses), (ii) such Nominee was the subject of any order, judgment, or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining such proposed director from, or otherwise limiting, the following activities: (A) engaging in any type of business practice, or (B) engaging in any activity in connection with the purchase or sale of any security or in connection with any violation of federal or state securities laws, (iii) such Nominee was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in clause (ii)(B), or to be associated with persons engaged in such activity, (iv) such proposed director was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated, or (v) such proposed director was the subject of, or a party to any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to a violation of any federal or state securities laws or regulations. In the event the Board reasonably finds the Nominee to be unsuitable based upon one or more of the foregoing clauses (i) through (v) and reasonably objects to the identified director, Sponsor shall be entitled to propose a different nominee to the Board within 30 calendar days of the Company’s notice to Sponsor of its objection to the Nominee and such replacement Nominee shall be subject to the review process outlined above.

5.1.11 The Company shall take all necessary action to cause a Nominee chosen by the Sponsor, at the request of such Nominee to be elected to the board of directors (or similar governing body) of each material operating subsidiary of the Company. The Nominee, as applicable, shall have the right to attend (in person or remotely) any meetings of the board of directors (or similar governing body or committee thereof) of each subsidiary of the Company.

6 MISCELLANEOUS

6.1 Other Registration Rights. The Company represents and warrants that no person, other than a Holder, has any right to require the Company to register any shares of the Company’s capital stock for sale or to include shares of the Company’s capital stock in any Registration filed by the Company for the sale of shares of capital stock for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

6.2 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part, other than with the written consent of Holders representing at least 50% of the Registrable Securities. Prior to the expiration of the Founder Shares Lock-up Period or the Private Placement Lock-up Period, as the case may be, no Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a

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Permitted Transferee but only if such Permitted Transferee agrees to become bound by the transfer restrictions set forth in this Agreement. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and the permitted assigns of the Holder or of any assignee of the Holder, which shall include Permitted Transferees. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.2. No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 6.2 shall be null and void.

6.3 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:

Equity Distribution Acquisition Corp.

Two North Riverside Plaza, Suite 600

Chicago, Illinois 60606

To the Sponsor, to:

Equity Distribution Sponsor LLC

Two North Riverside Plaza, Suite 600

Chicago, IL 60606

Attn: Philip Tinkler, Chief Financial Officer

To any other Holder, to such Holder’s address as set forth in the books and records of the Company.

6.4 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

6.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6.6 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

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6.7 Modifications and Amendments. Upon the written consent of the Company and the Holders of at a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a Holder, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holders or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

6.8 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

6.9 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

6.10 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Holders may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.11 Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of- law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

6.12 Waiver of Trial by Jury. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Sponsor in the negotiation, administration, performance or enforcement hereof.

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IN WITNESS WHEREOF, the parties have caused this Registration and Stockholder Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY:

EQUITY DISTRIBUTION ACQUISITION CORP.

By:
Name:	Philip Tinkler
Title:	Chief Financial Officer

Signature Page to Registration Rights Agreement

HOLDERS:

EQUITY DISTRIBUTION SPONSOR LLC

By:
Name:	Philip Tinkler
Title:	Chief Financial Officer

Name: Bill Simon Title: Director

Name: Charles Swoboda Title: Director

Name: Robert W. Grubbs Title: Director